                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         TRANS WORLD ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                     [LOGO]

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242

                   NOTICE OF ANNUAL MEETINGS OF SHAREHOLDERS

Date and Time................  Wednesday, June 9, 1999, at 10:00 A.M., New York time

Place........................  The Desmond
                               660 Albany Shaker Road
                               Albany, New York 12211

Items of Business............  (1) To elect three Class 1 directors to serve three-year terms until the 2002 annual meeting and until their
                                   successors are chosen and qualified.

                               (2) To approve the 1999 Stock Option Plan.

                               (3)To approve an amendment to the 1990 Restricted Stock
                               Option Plan to extend the duration of the plan through 2009.

                               (4) To transact any such other business as may properly come before the meeting or any adjournment or adjournments
                                   thereof.

Record Date..................  Shareholders as of April 21, 1999 are eligible to vote.

Proxy Voting.................  A Proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible. All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to
                               attend the meeting, a return envelope, requiring no postage if mailed in the United States, is enclosed for your
                               convenience. Prompt return of the proxy will assure a quorum and save the Company expense.

                               By order of the Board of Directors,

                               /s/ Matthew H. Mataraso,
                               ------------------------------------------------------------
                               Matthew H. Mataraso,
                               SECRETARY

May 17, 1999

                     TRANS WORLD ENTERTAINMENT CORPORATION
                              38 CORPORATE CIRCLE
                             ALBANY, NEW YORK 12203
                                 (518) 452-1242
                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 9, 1999, and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 17, 1999.

                               VOTING SECURITIES

    The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On April 21, 1999, the record date, 32,767,443 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

                         QUORUM AND TABULATION OF VOTES

    The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from ChaseMellon Shareholder Services appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

    Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

    Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposals set forth herein as Item 1,
Item 2 and Item 3. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

    The only persons known to the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of April 21, 1999, the record date, are indicated below:

                                                                                    AMOUNT AND NATURE OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                BENEFICIAL OWNERSHIP   OF CLASS
----------------------------------------------------------------------------------  --------------------  -----------
Robert J. Higgins.................................................................        12,034,400(1)         36.7%
  38 Corporate Circle
  Albany, New York 12203

------------------------

(1) Information is as of April 21, 1999, as provided by the holder. Includes 50,550 shares owned by the wife of Robert J. Higgins and 37,500 shares owned by a foundation controlled by Robert J. Higgins, and excludes 769,762 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

    Mr. Higgins, who beneficially owns 12,034,400 shares of Common Stock as of the record date (approximately 36.7% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under "Item 1--ELECTION OF DIRECTORS" and in favor of the adoption of proposal (2) and proposal (3).

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors currently intends to present to the meeting the election of three directors, each to hold office (subject to the Company's By-Laws) until the 2002 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

    If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Chairman of the Board prior to or at the meeting or if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

NOMINEES FOR ELECTION AS DIRECTORS

    GEORGE W. DOUGAN has been Vice Chairman and a member of the Board of Directors of Banknorth Group, Inc. since January 1, 1999. Mr. Dougan was Chief Executive Officer and member of the Board of Directors of Evergreen Bancorp Inc. from March 1994 to December 1998, and Chairman of the Board from May 1994 to December 1998. Mr. Dougan was the Chairman of the Board and Chief Executive Officer of the Bank of Boston--Florida from June 1992 to March 1994. Mr. Dougan was also the Senior Vice President and Director of Retail Banking of The Bank of Boston Massachusetts from February 1990 to June 1992.

    MARTIN E. HANAKA has served as a director of The Sports Authority, Inc. since February 1998 and as its Chief Executive Officer since September 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc. an office supply superstore retailer. Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck &

Co., most recently as Vice President in charge of Sears Brand Central. Mr. Hanaka is also a director of Wil-Mar Industries, Inc. (marketing and distributing repair and maintenance products) and Nature's Heartland (food retailing).

    ISAAC KAUFMAN has been Chief Financial Officer of Multi-Specialty Healthcare Group since September 1998. Mr. Kaufman was Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corporation, a contract manufacturer of biologics and pharmaceutical products, from February 1998 to September 1998. Mr. Kaufman was the Chief Financial Officer of VSI Group, Inc., a provider of contract staffing and management services, from November 1996 to February 1998. Mr. Kaufman was an Executive Vice President of Merry-Go-Round Enterprises, Inc. ("Merry-Go-Round"), a publicly-held specialty retailer, and on its Board of Directors from April 1991 to February 1996 and had been its Chief Financial Officer, Secretary and Treasurer since 1983.

CONTINUING CLASS II DIRECTORS (TERMS EXPIRING IN 2000)

    DEAN S. ADLER has been a principal of Lubert/Adler Partners, LP, a limited partnership investing primarily in under-valued and opportunistic real estate and real estate-related ventures since March 1997. For ten years prior thereto, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, which specialized in acquiring operating businesses and real estate within the private equity market. Mr. Adler was also an instructor at The Wharton School of the University of Pennsylvania. Mr. Adler serves on the Boards of Directors of Electronics Boutique, The Lane Company, US Franchise Systems, Inc. and Developers Diversified Realty Corporation.

    CHARLOTTE G. FISCHER has been Chairman of the Board, President and Chief Executive Officer of Paul Harris Stores, Inc., a publicly-held specialty retailer of women's apparel, since January 1995. Mrs. Fischer was the Vice Chairman of the Board and Chief Executive Officer-designate from April 1994 through January 1995. Mrs. Fischer has also served as a consultant to retail organizations, including the Company. Mrs. Fischer was President and Chief Executive Officer of Claire's Boutiques, Inc. from September 1989 until October 1991, and was on the Board of Directors of Claire's Stores Inc., the publicly-held parent company.

    MICHAEL B. SOLOW has served as a director of the Company since April of 1999. Mr. Solow is currently a partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm where he has practiced since 1985. Mr. Solow is also a member of the Board of Directors for Chrisken Residential Trust, Inc. and Edwards Arts Products, and has previously served on other corporate boards, including Camelot Music, Inc.

CONTINUING CLASS III DIRECTORS (TERMS EXPIRING IN 2001)

    ROBERT J. HIGGINS, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as President, Chief Executive Officer and a director of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS."

    MATTHEW H. MATARASO has served as Secretary and a director of the Company for more than the past five years, and has practiced law in Albany, New York during the same period.

    DR. JOSEPH G. MORONE has been President of Bentley College since August 1997. Previously, Dr. Morone was the Dean of Rensselaer Polytechnic Institute's Lally School of Management and Technology from July 1993 to July 1997. Prior to his appointment as dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management's Center for Science and Technology Policy. Before joining the School of Management (1988), Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also spent 7 years at General Electric

Company's Corporate Research and Development. Dr. Morone serves on the Boards of Directors of Albany Medical Center, Albany International Corp. and NView Corporation.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of April 21, 1999, by each director and named executive officer of the Company and all directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. Except as otherwise stated or as to shares owned by spouses, the Company believes that the beneficial owners have sole voting and investment power over their shares.

                                                                                                      SHARES THAT
                                                                         YEAR FIRST                 MAY BE ACQUIRED     TOTAL
                                                                         ELECTED AS                 WITHIN 60 DAYS     SHARES
                                 POSITIONS WITH THE                       DIRECTOR/      DIRECT      OF APRIL 21,    BENEFICIALLY
NAME                                   COMPANY                 AGE         OFFICER      OWNERSHIP        1999           OWNED
--------------------------  -----------------------------      ---      -------------  -----------  ---------------  -----------
Robert J. Higgins.........  Chairman of the Board,                 57          1973    11,809,400(1)      225,000    12,034,400
                            President and Chief Executive
                              Officer

Matthew H. Mataraso.......  Secretary and a Director               69          1976        14,406         90,594        105,000

Dean S. Adler.............  Director                               42          1997            --         15,563         15,563

George W. Dougan..........  Director                               59          1984        22,500         73,688         96,188

Charlotte G. Fischer......  Director                               49          1991            --         31,688         31,688

Martin E. Hanaka..........  Director                               48          1998         1,500             --          1,500

Isaac Kaufman.............  Director                               52          1991         7,500         54,188         61,688

Dr. Joseph G. Morone......  Director                               46          1997         7,500          8,063         15,563

James A. Litwak...........  Executive Vice President--             45          1996        45,023        253,125        298,148
                            Merchandising and Marketing

Bruce J. Eisenberg........  Senior Vice President--                39          1995       115,032        253,125        368,157
                            Real Estate

John J. Sullivan..........  Senior Vice President--                46          1995       109,206        268,125        377,331
                            Finance and Chief Financial
                              Officer

All directors and officers
  as a group (11
  persons)................                                                             12,132,067      1,273,159     13,405,226


                              PERCENT
                                OF
NAME                           CLASS
--------------------------  -----------
Robert J. Higgins.........       36.7%

Matthew H. Mataraso.......           *
Dean S. Adler.............           *
George W. Dougan..........           *
Charlotte G. Fischer......           *
Martin E. Hanaka..........           *
Isaac Kaufman.............           *
Dr. Joseph G. Morone......           *
James A. Litwak...........           *

Bruce J. Eisenberg........        1.1%

John J. Sullivan..........        1.2%

All directors and officers
  as a group (11
  persons)................       40.9%

------------------------------

*   Less Than 1%

(1) Includes 50,550 shares owned by the wife of Robert J. Higgins and 37,500 owned by a foundation controlled by Robert J. Higgins and excludes 769,762 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

BOARD OF DIRECTORS MEETINGS AND ITS COMMITTEES

    The Board of Directors held nine meetings during the 1998 fiscal year. All of the directors except Dr. Morone attended greater than 75% of the aggregate of: (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board on which such director served.

    The Company has an Audit Committee of the Board of Directors, consisting of a majority of independent directors, whose members during the 1998 fiscal year were: Isaac Kaufman (Chairman), Charlotte G. Fischer and Joseph G. Morone. The Audit Committee held one meeting during the 1998 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally.

    The Company has a Compensation Committee of the Board of Directors, consisting solely of independent directors, whose members during the 1998 fiscal year were: Dean S. Adler (Chairman), Isaac Kaufman and George W. Dougan. The Compensation Committee held one meeting during the 1998 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company.

    The Company has no standing nominating committee. Mr. Higgins, the Chairman of the Board, Chief Executive Officer and principal shareholder, was actively involved in the recruitment of all of the current directors.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. Each director who is not a salaried employee of the Company receives a $15,000 retainer per annum plus a $1,000 attendance fee for each committee meeting and board meeting attended, except that the compensation for telephone conference meetings is $500. A Committee chairperson earns an additional $1,000 retainer per year.

    Matthew H. Mataraso received $58,000 in cash compensation and $1,740 in 401(k) contributions from the Company in fiscal 1998 for his services as Secretary of the Company and as counsel. Messrs. Higgins and Mataraso are the only directors eligible to participate in the Company's employee stock option plans.

    DIRECTOR STOCK OPTION PLAN. Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Directors Stock Option Plan"). Currently, Mrs. Fischer and Messrs. Adler, Dougan, Hanaka, Kaufman, and Morone participate in the Director Stock Option Plan. A total of 750,000 shares of the Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 440,500 shares of Common Stock have been granted. Stock options issuable under the Director Stock Option Plan are granted at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant.

    An initial grant of 10,000 Director Options is made to each new director. In addition, Director Options to purchase 1,500 shares of the Company's Common Stock are granted annually on May 1 (or, if May 1 is not a Nasdaq National Market trading day, on the next succeeding trading day) of any year to any eligible director. All Director Options vest ratably over four years. During fiscal 1998, annual grants to outside Directors of 2,250 Director Options, adjusted for a three-for-two stock split, were made at an exercise price of $15.12 per share, compared to the market value on the date of grant of $17.79. Accordingly, compensation expense in the aggregate of $30,038 will be amortized over a 48-month period by the Company for the 1998 grants. Also, an initial grant of 15,000 Director Options, adjusted for a three-for-two stock split, was made to Mr. Hanaka at an exercise price of $10.20 per share, compared to the market value on the day of grant of $12.00. Accordingly, compensation expense in the aggregate of $27,000 will be amortized over a 48-month period by the Company.

    RETIREMENT PLAN. The Company provides the Board of Directors with a noncontributory, unfunded retirement plan that pays a retired director a retirement benefit of $15,000 per year for up to ten years depending on the length of service, or the life of the director and his or her spouse, whichever period is shorter. To become vested in the retirement plan a director must reach age 62 and have served on the Board of Directors for a minimum of five consecutive years.

RELATED PARTY TRANSACTIONS

    The Company leases its 178,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, Chief Executive Officer and principal shareholder, under three capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,135 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility. A 19,100 square foot expansion was completed in September 1998 adjoining the existing facility.

    Under the three capitalized leases, dated April 1, 1985, November 1, 1989 and September 1, 1998 (the "Leases"), the Company paid Mr. Higgins an annual rent of $1,425,360 in fiscal 1998. On January 1, 1998, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. Effective January 1, 2000, and every two years thereafter, the rental payment will increase in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of the lease. None of the leases contains any real property purchase option at the expiration of its term. Under the terms of the Leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property is approximately $90,000 per month.

    The Company leases two of its retail stores from Mr. Higgins under long-term leases, one location has an annual rental of $40,000 and the other has an annual rental of $35,000. Under the terms of the leases, the Company pays property taxes, maintenance and a contingent rental if a specified sales level is achieved. Total charges during fiscal 1998 for both locations was $92,732, including rent.

    The Company regularly utilizes privately-chartered aircraft owned or partially owned by Mr. Higgins. Under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins is a one-third shareholder, the Company paid $65,000 for chartered aircraft services in fiscal 1998. The Company also chartered an aircraft from Crystal Jet, a corporation wholly-owned by Mr. Higgins. During fiscal 1998, payments to Crystal Jet aggregated $180,000. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charters.

    The transactions that were entered into with an "interested director" were approved by a majority of disinterested directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors. The Board of Directors believes that the leases and other provisions are at rates and on terms that are at least as favorable as those that would have been available to the Company from unaffiliated third parties under the circumstances.

EMPLOYMENT AGREEMENTS

    As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 1998, Mr. Higgins was employed as President and Chief Executive Officer of the Company pursuant to a five-year employment agreement that commenced on May 3, 1998 and continues until April 30, 2003, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $600,000, is reimbursed for two club memberships, and is entitled to payment of or reimbursement for life insurance premiums of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, Mr. Higgins is eligible to participate in the Company's executive bonus plan, health and accident insurance plans, stock option plans and in other fringe benefit programs adopted by the Company for the benefit of its executive employees. For the fiscal year ended January 30, 1999, Mr. Higgins earned $600,000 in incentive compensation under the employment agreement.

    In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive 2.99 times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

    James A. Litwak has a severance agreement in effect that provides, under certain conditions, payment of severance equal to one year of annual compensation, at a level not less than his current salary of $290,000, upon his termination following severance without cause (as defined). Mr. Litwak's severance agreement contains an "evergreen" provision for automatic renewal each year.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION AND PURPOSE OF THE COMPENSATION COMMITTEE. The Company Compensation Committee (the "Committee") was comprised during fiscal 1998 of three non-employee directors of the Company. It is the Company's policy to constitute the Committee with directors that qualify as outside directors under the Section 162(m) of the Internal Revenue Code.

    The Committee's purpose is to hire, develop and retain the highest quality managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and stock option plans.

    COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES. The components of the executive compensation program are salary, annual incentive awards and stock options. This program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of common stock of the Company.

    SALARY AND ANNUAL INCENTIVE COMPENSATION

    SALARIES. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. Annual salary recommendations for the Company's executive officers (other than the Chief Executive Officer) are made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee also used a compensation study prepared by KPMG LLP, along with the Committee members' experience in the retail industry, in evaluating the executive salary levels. The Committee believes that it must keep the base pay component competitive to continue to attract competent management.

    ANNUAL PERFORMANCE INCENTIVES. Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets.

    For 1998, the Committee established as the principal goal a targeted level of operating income before bonuses would be paid to executive officers. Each named executive officer was eligible to earn from 17.5% to 100% of his salary in incentive payments if the targets were achieved by the Company, as well as being eligible for additional discretionary incentive payments. Below a certain target level no incentives were to be paid. Because the Company's operating income exceeded predetermined targets, each of the named executives received annual incentive payments as outlined in the "SUMMARY COMPENSATION TABLE."

LONG-TERM INCENTIVES

    The Committee uses a broad-based stock option plan, with over 300 participants, as the principal long-term incentive for executives. The stock option plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually. The level of stock option grants are determined using a matrix that considers the executive's position, salary level, and performance as measured by the individual's performance rating.

    The Company also has a restricted stock plan which the Committee may use to grant awards of common stock to officers and other key employees of the Company. The Committee believes that the Company's long-term goals are best achieved through long-term stock ownership. The level of awards are granted at the discretion of the Committee.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The Chief Executive Officer was compensated in fiscal 1998 pursuant to a five-year employment agreement, approved by the Committee, which will be in effect through April 30, 2003. Two major changes were made from the previous agreement with Mr. Higgins; the three-year term was increased to five years and base compensation was increased from $575,000 to $600,000. The employment agreement provides for participation in the management bonus plan at a level of 0% to a maximum of 150% of his salary if certain targets are achieved by the Company.

DEDUCTIBILITY OF COMPENSATION EXPENSES

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million for its chief executive officer or any of its four other highest paid officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to continue to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There were no Compensation Committee interlocks during fiscal 1998. None of these members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                            DEAN S. ADLER, CHAIRMAN
                                GEORGE W. DOUGAN
                                 ISAAC KAUFMAN

------------------------

Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph shall not be incorporated by reference to such filings.

EXECUTIVE OFFICERS AND COMPENSATION

    The Company's executive officers (other than Mr. Higgins whose biographical information is included under "Election of Directors" herein) are identified below. At year end, four officers met the definition of "executive officer" under applicable regulations for the fiscal year 1998, including the Chief Executive Officer. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted.

    JAMES A. LITWAK joined the Company in May 1996 as Executive Vice President of Merchandising and Marketing. Prior to joining the Company, Mr. Litwak served as Senior Vice President and General Merchandise Manager of DFS Group Limited, an international retailer of in-airport duty free shops. Prior to joining DFS Group Limited, Mr. Litwak held several executive positions in his fourteen year career at R.H. Macy's Company with the most recent being President of Merchandising for Macy's West responsible for developing marketing, merchandising and product launch programs to fuel growth for the 50 store division.

    JOHN J. SULLIVAN has been Senior Vice President, Treasurer and Chief Financial Officer of the Company since May 1995. Mr. Sullivan joined the Company in June 1991 as the Corporate Controller and was named Vice President of Finance and Treasurer in June of 1994. Prior to joining the Company, Mr. Sullivan was Vice President and Controller for Ames Department Stores, a discount department store chain.

    BRUCE J. EISENBERG has been Senior Vice President of Real Estate at the Company since May of 1995. He joined the Company in August of 1993 as Vice President of Real Estate. Prior to joining the Company, Mr. Eisenberg was responsible for leasing, finance and construction of new regional mall development at The Pyramid Companies.

    The Summary Compensation Table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to each of the four executive officers of the Company whose cash compensation for that year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                   COMPENSATION AWARDS
                                                                    ANNUAL COMPENSATION          ------------------------
                                                            -----------------------------------  RESTRICTED   SECURITIES
                                                                                  OTHER ANNUAL      STOCK     UNDERLYING
              NAME AND PRINCIPAL                             SALARY      BONUS    COMPENSATION    AWARD(S)     OPTIONS/
                   POSITION                        YEAR        ($)        ($)          ($)           ($)        SARS(#)
-----------------------------------------------  ---------  ---------  ---------  -------------  -----------  -----------
Robert J. Higgins..............................       1998    600,000    850,000       39,356(1)         --           --
  Chairman, President and Chief Executive             1997    575,000    920,000       37,518(1)         --      900,000
  Officer                                             1996    575,000    575,000       28,223(1)         --           --

James A. Litwak................................       1998    291,731    260,000           --(2)         --       22,500
  Executive Vice President--                          1997    289,808    228,000           --(2)         --       45,000
  Merchandising & Marketing                           1996    190,144    150,000      217,668(5)         --      300,000

Bruce J. Eisenberg.............................       1998    203,750    200,000           --(2)         --       22,500
  Senior Vice President--                             1997    195,154    180,000           --(2)         --       60,000
  Real Estate                                         1996    174,933    127,400           --(2)         --      150,000

John J. Sullivan...............................       1998    203,750    230,000           --(2)         --       22,500
  Senior Vice President and Chief Financial           1997    195,154    180,000           --(2)         --       60,000
  Officer                                             1996    179,981    127,400           --(2)    118,750(4)    150,000


                                                    ALL OTHER
              NAME AND PRINCIPAL                  COMPENSATION
                   POSITION                            ($)
-----------------------------------------------  ---------------
Robert J. Higgins..............................        66,204(1)
  Chairman, President and Chief Executive              46,489(1)
  Officer                                              72,590(1)
James A. Litwak................................         5,017(3)
  Executive Vice President--                            5,109(3)
  Merchandising & Marketing                                --
Bruce J. Eisenberg.............................         5,043(3)
  Senior Vice President--                               4,802(3)
  Real Estate                                           4,037(3)
John J. Sullivan...............................         5,017(3)
  Senior Vice President and Chief Financial             4,802(3)
  Officer                                               4,750(3)

------------------------------
(1) "Other Annual Compensation" in fiscal 1998, 1997 and 1996 for Mr. Higgins includes $30,540, $29,140 and $17,400, respectively, in payments for, or reimbursement of, life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement. "All Other Compensation" in fiscal 1998, 1997 and 1996 for Mr. Higgins consists of a maximum dollar value of premiums paid by the Company with respect to split dollar life insurance policies that the Company owns on the lives of Mr. Higgins and his wife. The Company will recoup most or all of such premiums upon maturity of the policies, but the maximum potential value is calculated in line with current SEC instructions as if the premiums were advanced without interest until the time that the Company expects to recover the premium.

(2) "Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total annual salary and bonus reported.

(3) "All Other Compensation" for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

(4) "Restricted Stock Award(s)" for the named executive represents the dollar value at the date of the award and is calculated using the closing sale price of Trans World Entertainment Corporation Common Stock on the date of grant. Mr. Sullivan received 75,000 shares of restricted stock of which 60% will vest on April 30, 1999; an additional 20% will vest on April 30, 2000, and the final 20% will vest on April 30, 2001.

(5) "Other Annual Compensation" for Mr. Litwak consists of reimbursement for relocation expenses and a tax gross-up on the taxable but non-deductible component of the reimbursement.

STOCK OPTION PLANS

    The Company has three employee stock option plans in place, the 1986 Incentive and Non-Qualified Stock Option Plan, as amended and restated (the "1986 Plan"), with an aggregate of 3,300,000 shares authorized for issuance, the 1994 Stock Option Plan (the "1994 Plan"), with an aggregate of 3,000,000 shares and the 1998 Stock Option Plan (the "1998 Plan"), with an aggregate of 1,500,000 shares (the 1986 plan, the 1994 plan and the 1998 plan are collectively referred to as the "Stock Option Plan"). Stock Options are exercisable annually in 4 equal installments, commencing on the first anniversary of the date of the grant, and vest upon the earlier of the officer's death or disability. The stock options have a term of ten years. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may accelerate or extend the exercisability of any options subject to such terms and conditions as the Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant. The following tables set forth, as to each of the named executive officers, certain information with respect to all options granted or exercised for the fiscal year ended January 30, 1999, under the Stock Option Plan.

                   STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table sets forth information concerning individual grants of stock options made during the fiscal year ended January 30, 1999, to each of the named officers of the Company.

                                                                                                                POTENTIAL
                                                                                                                REALIZABLE
                                                                                                                VALUE AT
                                                                                                                 ASSUMED
                                                                                                                 ANNUAL
                                                                       INDIVIDUAL GRANTS                         RATE OF
                                                  ------------------------------------------------------------    STOCK
                                                                      PERCENT                                     PRICE
                                                    NUMBER OF        OF TOTAL                                   APPRECIATION
                                                   SECURITIES         OPTIONS                                      FOR
                                                   UNDERLYING         GRANTED        EXERCISE                    OPTION
                                                     OPTIONS       TO EMPLOYEES       OR BASE                   TERM (2)
                                                   GRANTED (#)       IN FISCAL         PRICE      EXPIRATION    ---------
NAME                                                   (1)             YEAR          ($/SHARE)       DATE        5% ($)
------------------------------------------------  -------------  -----------------  -----------  -------------  ---------
Robert J. Higgins...............................           --               --              --            --           --
John J. Sullivan................................       22,500              4.3%      $   17.79          2008      140,314
Bruce J. Eisenberg..............................       22,500              4.3%      $   17.79          2008      140,314
James A. Litwak.................................       22,500              4.3%      $   17.79          2008      140,314


NAME                                                10% ($)
------------------------------------------------  -----------
Robert J. Higgins...............................          --
John J. Sullivan................................     460,523
Bruce J. Eisenberg..............................     460,523
James A. Litwak.................................     460,523

(1) No SARs were granted

(2) These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's stock price was $14.75 at January 30, 1999, the fiscal year end.

                AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION VALUES(1)

    The following table sets forth information concerning each exercise of stock options made during the fiscal year ended January 30, 1999, by each of the named executive officers of the Company, and the value of unexercised stock options held by such person as of January 30, 1999.

                                                                                  NUMBER OF
                                                                                 SECURITIES
                                                                                 UNDERLYING       VALUE OF UNEXERCISED
                                                                             UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                                                                             AT FISCAL YEAR END    AT FISCAL YEAR END
                                                   SHARES                            (#)                    $
                                                  ACQUIRED         VALUE     -------------------  ---------------------
                                                 ON EXERCISE     REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                                                 (#)            ($)         UNEXERCISABLE       UNEXERCISABLE(2)
---------------------------------------------  ---------------  -----------  -------------------  ---------------------
Robert J. Higgins............................            --             --      225,000/675,000       798,750/2,396,250
John J. Sullivan.............................            --             --      198,750/153,750     2,346,825/1,625,625
Bruce J. Eisenberg...........................            --             --      183,750/153,750     2,215,990/1,625,200
James A. Litwak..............................            --             --      161,250/206,250     2,033,888/2,276,663

------------------------

(1) There have been no SARs issued and there are no SARs outstanding.

(2) Calculated on the basis of the fair market value of the underlying securities as of January 30, 1999 minus the exercise price.

                          FIVE-YEAR PERFORMANCE GRAPH

    The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 30, 1994 through January 29, 1999 with the Nasdaq Index (U.S. Stocks) and with the Nasdaq National Market Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by Nasdaq. All values assume a $100 investment on January 30, 1994, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TRANS WORLLD ENTERTAINMENT CORPORATION   NASDAQ (U.S.)    NASDAQ RETAIL TRADE STOCKS
1994                                          100              100                           100
1995                                           41               95                            88
1996                                           26              135                           100
1997                                           51              177                           123
1998                                          400              209                           143
1999                                          328              327                           175

                   ITEM 2. APPROVAL OF 1999 STOCK OPTION PLAN

INTRODUCTION

    The Board of Directors is seeking shareholder approval of the 1999 Stock Option Plan (the "1999 Plan"), which will succeed the existing stock option plan. The new plan was drafted to comply with the regulations issued under
Section 162(m) of the Internal Revenue Code of 1986, as amended, to ensure the tax deductibility of compensation paid.

    The purpose of the Company's stock option programs is to provide a flexible mechanism to permit employees to obtain significant equity ownership in the Company, giving them a permanent stake in the Company's growth and success, and encouraging the continuation of their involvement with the Company. The Compensation Committee (the "Committee") has recommended to the Board of Directors that a stock option program should be continued. On May 6, 1999, the Board of Directors adopted, subject to shareholder approval, the 1999 Plan.

DISCUSSION

    On April 22, 1999, the Company completed a merger with Camelot Music Holdings, Inc. Camelot has approximately 6,100 employees, including approximately 1,050 full-time employees. The addition of the Camelot employees brings the total number of Company employees to over 12,000. In anticipation of the addition of the Camelot employees and the continued growth of the Company, the Board of Directors feels it is appropriate to approve the 1999 Plan to maintain the Company's ability to retain and attract employees of outstanding ability. Under the current stock option plans, 1,679,420 options remain available for future grant

    The following summary describes the principal features of the 1999 Plan and compares the terms of the 1999 Plan to those of the 1998 Plan. This summary is qualified in its entirety by reference to specific provisions of the 1999 Plan set forth in Annex A.

THE 1999 PLAN

    COMMITTEE. The 1999 Plan will be administered by the Committee or such other committee appointed by the Board of Directors, consisting of two or more directors. Each member of the Committee will be a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as defined in regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended.

    ELIGIBILITY. Executive officers, management and other employees (including officers and employees who may be directors) of the Company and of any subsidiary shall be eligible to participate in the 1999 Plan. Selection of employees eligible to participate in the 1999 Plan is within the discretion of the Committee. It is expected that the 1999 Plan will be administered in a manner similar to the 1998 Plan, in which approximately 300 employees currently participate.

    COMMON STOCK ISSUABLE UPON EXERCISE. Under the 1999 Plan, up to 3,000,000 shares of the Company's Common Stock may be optioned or granted to eligible employees, and no more than 750,000 stock options may be granted to any one employee during any calendar year during the term of the plan. Shares of the Company's Common Stock that are optioned or awarded under the 1999 Plan may be either treasury shares or authorized but unissued shares. Shares reserved for issuance pursuant to expired or terminated options under the 1999 Plan will be made available for future option grants under the 1999 Plan.

    The 1999 Plan provides for appropriate adjustments in the aggregate number of shares of Common Stock subject to such plan and in the number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of the Company resulting from any dividend, stock split reverse split, subdivision or combination of shares resulting in an increase or decrease of the outstanding shares of Common Stock. If the Company is merged or consolidated with another corporation, or if substantially all of the property, stock or assets of the Company are to be acquired by another corporation, or if a separation, reorganization, or liquidation of the Company occurs, then the Board of Directors shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of cash or comparable stock or stock options or (ii) make a cash payment equal to the difference between the exercise price of all vested options and the fair market value of the Common Stock on the date of such transaction, as determined by the highest sales price of the Common Stock quoted by the exchange on which it is traded.

    GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Under the 1999 Plan, the Committee may grant to eligible employees either non-qualified or incentive stock options, or both, to purchase shares of the Company's Common Stock. The Committee may also provide that options may not be exercised in whole or in part for any period or periods of time. The number of shares covered by incentive stock options which may be first exercised by an optionee in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant. All options shall expire not more than ten years from the date of grant. The Committee may provide that in the event the employment of an employee is terminated, the right to exercise options held under the 1999 Plan may continue through its original expiration date or for such shorter period of time after such event as the Committee may determine appropriate. Unless otherwise determined for a Non-Qualified Stock Option by the Committee and set forth in a written option agreement, no Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or, and during the lifetime of a recipient, Options shall be exercisable only by the optionee.

    The price at which shares of Common Stock may be purchased pursuant to stock options granted by the Committee will be determined by the Committee, but in no event will such price be less than the fair market value of the shares at the time that the option is granted. Generally, each stock option will become exercisable in increments of 25% of the total number of shares subject to option on the one year anniversary of the date of grant and annually thereafter. The Committee may, in its discretion, provide at the date of grant for another time or times of exercisability of any such option subject to the terms and conditions of the 1999 Plan. In the event of a Change in Control of the Company (as defined in the 1999 Plan) all options granted under the 1999 Plan shall become immediately vested and exercisable as of the date of the Change in Control. The Committee may, at any time prior to the expiration or termination of a stock option previously granted, extend the term of such option for such additional period (up to a total exercise period of not more than ten years) as it shall, in its discretion, deem necessary or appropriate.

    The option price must be paid to the Company by the optionee in full prior to delivery of the Common Stock. If the optionee intends to obtain a permissible broker loan or simultaneously sell the exercised shares, the exercise shall not be deemed to have occurred until the Company receives the proceeds. The optionee may pay the option price in cash or with shares of the Company's Common Stock owned by him. The optionee has no rights as a shareholder with respect to the shares subject to option until shares of Common Stock are issued upon exercise of the option.

    The Committee may, in its discretion, grant a stock option together with a stock appreciation right. In the case of such grant the optionee may either exercise the option and receive Common Stock, or receive cash or other property equal to the difference between the exercise price of the underlying option and the fair market value of the Common Stock at the time of exercise. Upon exercise of a stock appreciation right the underlying stock option is deemed to have been exercised, and those shares will no longer be available under the 1999 Plan.

    AMENDMENT AND TERMINATION. The 1999 Plan has a term of ten years and no shares may be optioned and no rights to receive shares may be granted after the expiration of the plan. The

Committee has full and final authority to determine the employees to be granted stock options, to determine the number of shares subject to each option (up to a maximum of 750,000 stock options to any one employee in any calendar year during the term of the 1999 Plan), to determine the option price within the prescribed limits, to determine the time or times when each stock option will be issued and exercisable, and to adopt rules and regulations for carrying out the 1999 Plan. The Board of Directors is authorized to terminate or amend the 1999 Plan, except that it may not increase the number of shares available thereunder.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the principal federal income tax consequences of the 1999 Plan. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 1999 Plan.

    STOCK OPTIONS. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an incentive stock option or a non-qualified stock option.

    Upon exercise of a non-qualified stock option, the Participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

    Generally, a Participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the Participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the 1999 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option. Also, an incentive stock option granted under the 1999 Plan will be treated as a non-qualified stock option to the extent it (together with any other incentive stock options granted under other plans of the Company and its subsidiaries) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

    If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the Participant will recognize ordinary income at the time of disposition, and the company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

    Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the Participant, it would result in an increase in the Participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

    STOCK APPRECIATION RIGHTS. With respect to stock appreciation rights granted under the Plan, generally, when a Participant receives payment with respect to a stock appreciation right granted to him or her under the 1999 Plan, the amount of cash and the fair market value of any property received will be ordinary income to such Participant and will be allowed as a deduction for federal income tax purposes to the Company.

    PAYMENT OF WITHHOLDING TAXES. The Company may withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 1999 Plan.

    SPECIAL RULES.  Special rules may apply to a Participant who is subject to
Section 16(b) of the Securities Exchange Act of 1934 as in effect from time to time (generally directors, officers and 10% stockholders). Certain additional special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

    LIMITATION ON DEDUCTIBILITY. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan) by a public company to a "covered employee" (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options and stock appreciation rights granted under the 1999 Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

    In the event shareholders do not approve the 1999 Plan, the 1999 Plan will not become effective.

    To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by Proxy at the 1999 Annual Meeting of Shareholders.

    The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 1999 Stock Option Plan.

ITEM 3. APPROVAL OF AMENDMENT TO THE 1990 RESTRICTED STOCK OPTION PLAN

INTRODUCTION

    The Board of Directors is seeking shareholder approval to amend the 1990 Restricted Stock Plan (the "1990 Plan"), to extend the duration of the plan through June 2009.

    The purpose of the 1990 Plan is to retain and offer equity-based incentives to key executives with outstanding ability and potential and to encourage them to remain with the Company. On May 6, 1999, the Board of Directors adopted, subject to shareholder approval, the amended 1990 Restricted Stock Plan.

DISCUSSION

    On April 26, 1990, the Board approved the current Restricted Stock Plan. Under the 1990 Plan, the Compensation Committee of the Board of Directors is authorized to grant awards for up to 900,000 restricted shares of common stock to executive officers and other employees of the Company and its subsidiaries. The shares are issued as restricted stock and are held in the custody of the Company until all vesting restrictions are satisfied. If conditions or terms under which an award is granted are not satisfied, the shares are forfeited. Shares begin to vest under these grants after three years and are fully vested after five years, with vesting criteria which includes continuous employment until applicable vesting dates have expired. At April 30, 1999, a total of 225,000 shares had granted. A total of 120,000 of these shares had vested and 30,000 shares had been forfeited. As of April 30, 1999, there were 705,000 shares available for future grant under the 1990 Plan. Unearned compensation is recorded at the date of award, based on the market value of the shares, and is included as a separate component of shareholders' equity and is amortized over the applicable vesting period.

    The following summary describes the principal features of the 1990 Plan. This summary is qualified in its entirety by reference to specific provisions of the 1990 Plan set forth in Annex B.

THE AMENDED 1990 RESTRICTED STOCK PLAN

    GRANT OF AWARDS. Under the amended 1990 Plan, executives and other employees will be awarded and issued a bonus of Restricted Stock by the Compensation Committee. Restricted Stock consists of shares of Common Stock of the Company issued and delivered at the time the award is made as a bonus, but which will be subject to restrictions on transfer for, and forfeiture in the event of termination of continuous employment prior to expiration of, a specified period of time (generally not less than three or in excess of five years).

    The Restricted Stock will vest in full upon death, total disability, retirement or a Change in Control (as defined in the 1990 Plan). In addition, the Compensation Committee will have the authority to accelerate vesting at any time, in its discretion.

    SHARES OF COMMON STOCK SUBJECT TO THE PLAN. A total of 900,000 shares of the Company's Common Stock are reserved for awards under the 1990 Plan. Of these shares, 705,000 remain for future grant. Restricted Stock awards under the 1990 Plan are not transferable other than by will or the laws of descent and distribution. The number of shares subject to the Plan shall be increased or decreased proportionately, as the case may be, in the event that dividends payable in Common Stock during any fiscal year of the Company or in the event there is during any fiscal year of the Company one or more splits, reverse splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease of the shares outstanding at the beginning of the year.

    ADMINISTRATION OF THE PLAN. The 1990 Plan will be administered by the Compensation Committee, which will be authorized to interpret the 1990 Plan, with discretion with respect to the selection of executives or officers and the respective awards of Restricted Stock under the plan. The Board may suspend or terminate the 1990 Plan or revise or amend it.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the principal federal income tax consequences of the 1990 Plan. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 1990 Plan.

    A participant who receives shares of Restricted Stock will generally recognize ordinary income at the time the restrictions on transferability lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nontransferable will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

    In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

    Special rules may apply to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 as in effect from time to time (generally directors, officers and 10% stockholders).

    Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including compensation otherwise deductible in connection with awards granted under the 1990 Plan) by a public company to a "covered employee" (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million.

    The 1990 Plan is set to expire on June 1, 1999. The proposed amendment would extend the duration of the 1990 Plan until June 1, 2009.

    In the event shareholders do not approve the amended 1990 Plan, the amended 1990 Plan will not become effective.

    To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 1999 Annual Meeting of Shareholders.

    The Board to Directors unanimously recommends that shareholders vote FOR the approval of the amendment to the 1990 Restricted Stock Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors, executive officers and persons who own more than ten percent of the registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent stockholders were complied with, except for the purchase of 1,500 shares by Martin Hanaka, a director, in September 1998, which was reported in March of 1999.

OTHER MATTERS

    OTHER ITEMS. Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

    PROXY SOLICITATION. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

    INDEPENDENT AUDITORS. The Board of Directors currently intends to select KPMG LLP as independent auditors for the Company for the fiscal year ending January 29, 2000. KPMG LLP has acted as auditors for the Company since 1994, when it purchased the Albany practice of Ernst & Young, the Company's auditors since 1985. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

    FINANCIAL STATEMENTS. The Company's 1998 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended January 30, 1999 is being sent concurrently to shareholders. If you have not received or had access to the 1998 Annual Report to Shareholders, please write the Company to attention of:
Treasurer, 38 Corporate Circle, Albany, New York 12203, and a copy will be sent to you free of charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2000 must submit the same in writing so as to be received at the executive offices of the Company on or before February 11, 2000. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. Proposals should be addressed to Matthew H. Mataraso, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals were received with respect to the annual meeting scheduled for June 9, 1999.

                                              By Order of the Board of
                                              Directors,
                                              /s/ Matthew H. Mataraso
                                              ----------------------------------
                                              Matthew H. Mataraso,
                                              Secretary

May 17, 1999

    ANNEX A

                     TRANS WORLD ENTERTAINMENT CORPORATION
                             1999 STOCK OPTION PLAN

1.  PURPOSE

    (a) The purpose of this 1999 Stock Option Plan (the "Plan"), is to encourage and enable selected management and other employees of Trans World Entertainment Corporation (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of stock in the Company. Pursuant to the Plan, eligible employees will be offered the opportunity to acquire such common stock through the grant of Incentive Stock Options, other statutory options and Non-Qualified Stock Options (Incentive Stock Options and Non-Qualified Stock Options granted under the Plan are collectively referred to herein as "Options"), with or without tandem Stock Appreciation Rights ("SARs").

    (b) As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation).

2.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee appointed by the Board of Directors (the "Committee"), consisting of two or more directors. Each member of the Committee will be a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as defined in regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is authorized: (a) to adopt, alter and repeal administrative rules, guidelines and regulations for carrying out the Plan; (b) to select the employees eligible for participation under the Plan; (c) to determine whether and to what extent Options and SARs are to be granted under the Plan; (d) to substitute new Options for previously granted Options, including previously granted Options having higher exercise prices; (e) to determine the other terms, conditions and provisions of grants under the Plan; (f) accelerate the vesting or extend the exercise period (up to a maximum of ten years); and (g) to interpret the Plan, in all cases in the Committee's sole discretion consistent with the Plan provisions. The interpretation of and decisions with regard to any questions arising under the Plan made by the Committee shall be final and conclusive.

3.  SHARES OF STOCK SUBJECT TO THE PLAN

    (a) SHARES SUBJECT TO ISSUANCE. There shall be 3,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") authorized for issuance under the Plan. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in the treasury. Any shares subject to an Option which for any reason expires or is terminated unexercised may again by subject to an Option under the Plan. The aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any parent or subsidiary of the Company which plans provide for granting of Incentive Stock Options within the meaning of Section 422 of the Code) shall not exceed $100,000.

    (b) ANTIDILUTION ADJUSTMENTS. In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, reclassification or other change in corporate structure, there shall be an appropriate adjustment to the number of shares authorized for issuance under the Plan pursuant to the provision of Section 8 hereof.

4.  ELIGIBILITY

    Options may be granted only to executive officers, management and other employees who are employed by the Company or a parent or subsidiary of the Company, in each case as designated by the Committee. An Option may be granted to a director of the Company or a parent or subsidiary of the Company who is not also a member of the Committee, provided that the director is also an officer or employee.

5.  GRANTING OF INCENTIVES

    (a) TERM OF PLAN AND OPTION GRANTS. All Options granted pursuant to this Plan shall be granted within 10 years from June 9, 1999. The date of the grant of any Option shall be the effective date on which the Committee authorizes the grant of such Option. In no event, however, shall any Option be exercisable beyond 10 years from the date it is granted.

    (b) LIMITS APPLICABLE TO ANY ONE EMPLOYEE. The maximum number of shares of Common Stock with respect to which Options or SARs may be granted to any one employee from this Plan in any calendar year is 750,000 shares of Common Stock authorized for issuance under the Plan, subject to adjustment in accordance with the provision of Section 8 hereof.

    (c) STOCK APPRECIATION RIGHTS. The Committee may in its sole discretion grant an Option together with an SAR. In the case of such a grant the employee may either (i) exercise the Option and receive Common Stock of the Company or (ii) receive in cash or other property, in the sole discretion of the Committee, the difference between the exercise price of the underlying option and the fair market value of the Common Stock at the time the SAR is exercised. An Incentive Stock Option granted together with an SAR shall be subject to the limitations of the Plan and such additional limitations as may be imposed under Section 422 of the Code which limitations are necessary or appropriate to cause such Incentive Stock Option or another Incentive Stock Option to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. Upon exercise of an SAR, the underlying option shall be deemed to have been exercised to the extent of the Shares with respect to which the SAR is exercised and such Shares shall no longer be available for issuance pursuant to the Plan.

    (d) ACCELERATED EXERCISABILITY. The Committee in its discretion may include provisions in any Option or SAR granted to an employee that become effective upon a Change in Control of the Company and that provide for the acceleration of the exercisability of the Option or SAR. The provisions authorized by this Section 5(d) may be included in an Option or SAR at the time of grant or thereafter.

6.  TERMS AND CONDITIONS OF OPTIONS

    (a) OPTION PRICE. The purchase price under each Option shall be at least 100% of the fair market value of the Common Stock at the time the Option is granted but not less than the par value of such Common Stock. In the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, actually or constructively under Section 424(d) of the Code, the option price shall not be less than 110% of the fair market value of the Common Stock subject to the Option at the time of its grant. The fair market value of the Common Stock on such date shall be determined in a manner consistent with the requirements of the Code.

    (b) MEDIUM AND TIME OF PAYMENT. Common Stock purchased pursuant to the exercise of an Option shall at the time of purchase be paid for in full in cash, or with shares of Common Stock, or a combination of cash and such Common Stock, to be valued at the fair market value thereof on the date of such exercise. Common stock to be used must have been held by such optionee for a minimum of 6 months. If the optionee intends to obtain a permissible broker loan or a simultaneous order to sell the shares issuable upon exercise of any Options, upon the giving of at least 48 hours prior written notice to the Company, exercise thereof shall not be deemed to occur until the Company receives the proceeds of the recipient's broker loan or other permitted transaction. Upon receipt of payment the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the Option, deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an Option or Options that the optionee pay, or make provision satisfactory to the Company for the payment of, any withholding taxes which the Company is obligated to collect with respect to the issuance or transfer of Common Stock upon such exercise.

    (c) VESTING AND EXERCISE PERIOD. The vesting period of time before exercising an Option shall be prescribed by the Committee in each particular case, in the Committee's sole discretion. No Option may be exercised more than 10 years from the date it is granted. Unless otherwise specified by the Committee, Options shall vest and become exercisable with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of the grant. In the event of the death or permanent disability of an optionee, all outstanding Options shall immediately vest and become exercisable. Unless otherwise specified, all Options shall be for a term of ten years from the date of grant. However, in the case of an Incentive Stock Option granted to a 10% shareholder (as defined in Section 6(a) hereof), such option, by its terms, shall be exercisable only within five years from the date of grant.

    (d) NO RIGHTS TO EMPLOYMENT OR AS A SHAREHOLDER. Nothing in the Plan or in any Option shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of the optionee at will at any time in accordance with the provisions of applicable law. An optionee shall have no rights as a shareholder of the Company with respect to any share issuable or transferrable upon exercise thereof until the date a stock certificate is issued to him for shares of Common Stock.

7.  EXERCISE AFTER SEPARATION OF EMPLOYMENT OR DEATH

    (a) RETIREMENT, DEATH OR DISABILITY. In the event of the retirement with the consent of the Company, the Options or unexercised portions thereof that were otherwise exercisable on the date of retirement shall be exercisable during their specified terms but prior to three years after the date of retirement, whichever occurs earlier. In the event of the death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), of the recipient, all Options shall become vested and immediately exercisable by the optionee, or if he is not living, by his heirs, legatees or legal representatives (as the case may be), during their specified terms but prior to the expiration of three years after the date of death or permanent disability, whichever occurs earlier.

    (b) SEPARATION OF EMPLOYMENT. With respect to any separation of employment from the Company, other than by reason of retirement, death or permanent disability, Options, if vested on the date of termination, may be exercised during their specified terms but prior to the expiration of three months after separation of employment with the Company, whichever occurs earlier, or, for Non-Qualified Stock Options, such longer period up to the expiration date originally scheduled for such option, as the Committee may, in its sole and absolute discretion, determine and provide.

    (c) LEAVE OF ABSENCE. If an optionee takes an approved leave of absence, the Committee may, if it determines that to do so would be in the best interest of the Company, provide in a specific case for continuation of Options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate.

    (d) CERTAIN INVESTMENT RESTRICTIONS. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law.

8.  ADJUSTMENTS

    (a) RECAPITALIZATION. The number of shares subject to the Plan shall be increased or decreased proportionately, as the case may be, in the event that dividends payable in Common Stock during any fiscal year of the Company or in the event there is during any fiscal year of the Company one or more splits, reverse splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease of the shares outstanding at the beginning of the year. In the event of any such adjustment the number of underlying shares and the purchase price per share applicable to options previously granted shall be proportionately adjusted. All adjustments shall be made as of the date such action necessitating such adjustment becomes effective.

    (b) SALE OR REORGANIZATION. In case the Company is merged or consolidated with another corporation, or in case substantially all of the property, stock or assets of the Company is to be acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding Options by the substitution on an equitable basis of cash or comparable stock or stock options of the Company, or cash or comparable stock or stock options of the merged, consolidated, or otherwise reorganized corporation, or (ii) make a cash payment equal to the difference between the exercise price of all vested Options and the fair market value of the Common Stock on the date of such transaction, as determined by the highest sale price of the Common Stock quoted by the market or exchange on which the security is traded.

    (c) CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Plan, if there should be a "Change in Control" of the Company, all of the Options granted under the Plan that are not currently exercisable shall become immediately vested as of the date of such Change in Control. Unless otherwise determined by the Committee and set forth in a written agreement, "Change in Control" shall mean:

       (A) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following shall not constitute a Change in Control; (1) such beneficial ownership by a subsidiary of the Company, (ii) such beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries;
           (iii) such beneficial ownership by any corporation with respect to which, immediately following the acquisition of such beneficial ownership, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, an no Person (other than persons described in clause (iv) below) beneficially owns 30% or more of the voting securities of such corporation; (iv) such beneficial ownership by Robert J. Higgins, members of his immediate family or one or more trusts established for the benefit of such individual or family members; or (v) beneficial ownership by a Person of a percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities which is less than the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, held by Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members, or

       (B) during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or

       (C) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or

       (D) approval by the shareholders of the Company or (1) a complete liquidation or dissolution of the Company or (2) a sale or disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of Common Stock or such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

    Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by any person to 40% more of the shares of Common Stock then outstanding; PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause.

9.  NON-TRANSFERABILITY OF OPTIONS

    Unless otherwise determined for a Non-Qualified Stock Option by the Committee and set forth in a written option agreement, no Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or, and during the lifetime of a recipient. Options shall be exercisable only by the optionee.

10. TERMINATION AND AMENDMENT OF THE PLAN

    The Board of Directors shall have the right to amend, suspend, or terminate the Plan; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the Plan.

11. EFFECTIVE DATE OF PLAN

    The Plan shall become effective June 9, 1999, the date of its adoption by the Board of Directors of the Company, subject to approval by the shareholders of the Company within 12 months thereafter. The Plan shall, in all events, terminate on June 9, 2009, or such earlier date as the Board of Directors of the Company may determine.

12. WRITTEN AGREEMENT

    Each Option granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed by the Plan, and shall contain such other provisions as the Committee in its discretion shall deem necessary or advisable. The agreement, which need not be identical, shall be signed by the employee participant and by the Chairman of the Board, the Vice Chairman, the President, the Secretary or any Vice President of the Company for and in the name and on behalf of the Company.

13. GOVERNING LAW

    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York, without reference to its principles of conflict of laws, and shall be construed accordingly.

                                  * * * * * *

ANNEX B

                     TRANS WORLD ENTERTAINMENT CORPORATION
                       AMENDED 1990 RESTRICTED STOCK PLAN

1.  PURPOSE OF THE PLAN

    The purpose of this Restricted Stock Plan of Trans World Entertainment Corporation is to compensate for past services and retain and offer incentives to current executive officers and senior management of Trans World Entertainment Corporation (the "Company") who will have significant responsibility for the Company's growth.

2.  DEFINITIONS

    (a.) "Award" means an award of Restricted Stock granted under the provisions of the Plan.

    (b.) "Board" shall mean the Board of Directors of Trans World Entertainment
       Corporation.

    (c.) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

    (d.) "Committee" shall mean the Compensation Committee of the Company's
       Board of Directors, or such other committee as may be designated by the Board from time to time, appointed to administer the Plan in accordance with Section 4.

    (e.) "Common Stock" shall mean authorized but unissued shares of Common
       Stock, par value $.01 per share, of Trans World Entertainment Corporation Common Stock.

    (f.) "Company" means Trans World Entertainment Corporation, a New York corporation, and its subsidiaries.

    (g.) "Date of Grant" means the actual date on which an Award of Restricted
       Stock is made by the Committee.

    (h.) "Employee" shall mean any common law employee, including officers and key executives of the Company, as determined in accordance with the policies of the Company.

    (i.) "Fair Market Value" shall mean, for any day, the last reported sale price of the Common Stock on the over-the-counter market, as reported on the Nasdaq National Market System or, if the Stock is listed or admitted to trading on any securities exchange, the last reported sale price on such day.

    (j.) "Grantee" shall mean an Employee who has been granted an Award.

    (k.) "Permanent Disability" means inability of an Employee, by reason of illness or accident, to perform any and every duty of the occupation at which the Employee was employed by the Company when such disability commenced. All determinations as to the date and extent of disability of any Employee shall be made by the Committee upon the basis of such evidence as the Committee deems necessary or desirable.

    (l.) "Plan" shall mean the Trans World Entertainment Corporation 1990
       Restricted stock Plan as set forth herein and as amended from time to time.

    (m.) "Restricted Stock" means the Common Stock awarded upon the terms and conditions and subject to the restrictions set forth in Section 5, which restrictions shall lapse at the times set forth in that Section.

    (n.) "Retirement" means a Termination of Employment by reason of an Employee's retirement (other than by reason of disability) after he has attained age 65 or pursuant to and in accordance with his employer's regular retirement policies applicable to him.

    (o.) "Termination of Employment" means the time when the employee-employer relationship between the Employee and the Company is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, Permanent Disability, or Retirement. The receipt by an Employee of compensation following the cessation of performance of duties as an employee pursuant to a salary continuation, severance or similar plan shall not be deemed to continue the employee-employer relationship.

3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

    The number of shares of Common Stock that may be issued under the Plan, in the form of awards of shares of Restricted Stock, subject to adjustment as provided in Section 6, shall not exceed 300,000. Any shares of Restricted stock that have been awarded under the Plan but are later forfeited to the Company may again be made subject to Awards under the Plan. The Common Stock that may be issued or transferred under the Plan may be either authorized but unissued shares or "treasury shares" as defined in the New York Business Corporation Law.

4.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board of Directors, appointed from time to time by, and who shall serve at the pleasure of, the Board. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Employees who are to participate in the Plan, to determine the Award to be granted to each Employee selected, to determine the time or times and the conditions subject to which any Awards may become payable or any restrictions thereon will lapse. The determinations of the Committee will be final and binding upon all persons, including, but not limited to, the Company, shareholders, participants in the Plan, and other Employees. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

5.  RESTRICTED STOCK AWARDS

    Each Award granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement need not be identical to any other agreement evidencing an award, but shall be subject to the following terms and conditions and any other conditions that the Committee may in its discretion prescribe:

    (a) GRANT OF AWARDS. The Committee shall from time to time in its absolute discretion, in accordance with the provisions for the Plan, select from among the Employees those executive officers and other senior management personnel who have significant responsibility for the growth of the Company and to whom Awards shall be granted, and the Committee shall determine the number of shares of Restricted Stock to be covered by each Award, the period and terms and conditions of each Award and of the restrictions applicable thereto, and the form and provisions of each Agreement. In making such determinations the Committee shall consider the position and the responsibilities of the Employee, the nature and value to the Company of his or her services, and such other factors as the Committee may deem relevant. A Grantee shall not have any rights to an award unless and until the Grantee shall have executed the agreement evidencing the Award in a timely fashion.

    (b) ESCROW AGREEMENT. Each written agreement governing an Award, executed by the Grantee of the Award and the Company, shall contain an escrow condition, retaining the shares thereunder in escrow with the Company until all vesting restrictions have been satisfied.

    (c) RESTRICTIONS. None of the Restricted Stock may be sold, assigned, disposed of, pledged, hypothecated, or otherwise transferred until the vesting provisions hereunder have been satisfied, and thereafter only in accordance with the sale restrictions of Section 8(c). Each Award shall specify a length of continuous service with the Company of not less than three and not more than five years, beginning from the Date of Grant, that shall constitute the vesting restriction of the Restricted Stock. All of the Restricted Stock shall be forfeited and shall be returned to the Company and all rights of the Grantee to such Restricted Stock shall terminate without any payment of consideration by the Company unless the Grantee remains in the continuous employment of the Company for the period of the vesting restriction (from three to five years), measured from the Date of Grant, in accordance with the stated policies of the Board generally applicable to Employees, except as provided in paragraphs
       (d) and (e) below. In the event of forfeiture of the Restricted Stock, the Grantee shall forthwith deliver or release to the Company the certificate or certificates representing such Restricted Stock, accompanied by executed instruments of transfer, or, if the Restricted Stock is held in escrow, the Company shall be entitled to have the certificates representing the Restricted Stock redelivered to it out of the escrow. Restricted Stock does not and shall not vest pro rata over the period of the vesting restriction.

    (d) VESTING ON DEATH, PERMANENT DISABILITY, OR RETIREMENT. In the event that the employment of the Grantee of an Award is terminated prior to the lapse of the restrictions on his Restricted Stock by reason of death, Total Disability, or Retirement, the retractions shall lapse, except as provided in Section 8(c), and the Restricted Stock shall vest in the name of the Grantee as the date of such termination as to the full number of shares of Restricted Stock.

    (e) VESTING AT DISCRETION OF THE COMMITTEE. The Committee shall have the authority to accelerate the time at which the restrictions will lapse or to remove any of such restrictions whenever it may decide in its absolute discretion.

    (f) VESTING UPON A CHANGE OF CONTROL. Upon a change of control the restrictions on all Restricted Stock granted hereunder shall lapse, except as provided in Section 8(c), and the Restricted Stock shall vest in the name of the Grantee as of such time as to the full number of shares of Restricted Stock. For purposes hereof, "Change of Control" shall mean:

       (A) The beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following shall not constitute a Change in Control; (i) such beneficial ownership by a subsidiary of the Company; (ii) such beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; (iii) such beneficial ownership by any corporation with respect to which, immediately following the acquisition of such beneficial ownership, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and no Person (other than Persons described in clause (iv) below) beneficially owns 30% or more of the voting securities of such corporation; (iv) such beneficial ownership by Robert J. Higgins, members of his immediate family or one or more trusts established for the benefit of such individual or family members; or (v) beneficial ownership by a Person of a percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities which is less than the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, held by Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members; or

       (B) during the period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

       (C) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or

       (D) approval by the shareholders of the Company or (1) a complete liquidation or dissolution of the Company or (2) a sale or disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly and indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

    (g.) LEGEND ON RESTRICTED STOCK. All certificates representing Restricted
       Stock shall have the imprinted or stamped thereon the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.

6.  ADJUSTMENT PROVISIONS

    If the shares of Common Stock outstanding are changed, by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of Common Stock other than a cash dividend, or other similar change is made in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan.

7.  ACQUISITION FOR INVESTMENT

    Each Employee to whom a distribution of Common Stock is made pursuant to the Plan may be required by the Company to furnish a representation that he is acquiring the shares so distributed as an investment and not with a view to distribution thereof if the Committee shall, in its sole discretion, determine that such representation is required to insure that resale or other disposition of the shares would not involve a violation of the provisions of the Securities Act of 1933, as amended, or of applicable state blue sky laws. Any investment representation so furnished shall no longer apply at any time such representation is no longer necessary for such purposes. The Company also reserves the right to place any legend or other symbol on the share certificates issued or transferred pursuant to the Plan and to furnish any stop transfer or similar instructions to the transfer agent for its Common Stock or other shares which the Company, in its sole discretion, may deem necessary and proper to assure compliance with any such representation.

8.  LIMITATION RIGHTS

    (a.) NO RIGHT TO CONTINUE AS AN EMPLOYEE. Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue as an Employee for any period of time, or at any particular rate of compensation, and shall not in any way interfere with the Company's right to terminate the Grantee's employment at any time.

    (b.) SHAREHOLDERS' RIGHTS FOR AWARDS. Except as provided in the Plan or in the Agreement evidencing the Award, a Grantee shall generally have the rights and privileges of a shareholder with respect to the shares covered by Restricted Stock granted hereunder, including the right to vote such shares. Unless and until the vesting restrictions and other terms and conditions applicable to an Award have lapsed or are otherwise satisfied, the dividends applicable to the Restricted Stock shall be withheld by the Company for the Grantee's account, and interest may be paid on any dividends at a rate and subject to such terms as determined by the Committee in its sole and absolute discretion. If Restricted Stock is forfeited pursuant to its terms then the related dividends and interest shall likewise be forfeited and reacquired by the Company.

    (c.) SALE OF COMMON STOCK. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to permit the transfer of shares of Common Stock issued under this Plan, for which the vesting restrictions have lapsed, prior to fulfillment of all of the following conditions:

       1) The listing, or approval for listing upon notice of issuance, that may be required of such shares on any securities exchange as may at the time be the principal market for the Common Stock;

       2) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification or an exemption therefrom supported by an opinion of counsel, which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, including expiration of any requisite holding period under Rule 144 under the Securities Act of 1933 as amended; and

       3) The obtaining of any other consent, approval or permit for any state or Federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

9.  DESIGNATION OF BENEFICIARY; WITHHOLDING

    (a.) DESIGNATION OF BENEFICIARY. A Grantee may, with the consent of the Committee, designate a person or persons to receive, in the event of his death, any Common Stock. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Grantee fails effectively to designate a beneficiary, then his estate shall be deemed to be his beneficiary.

    (b.) WITHHOLDING. Subject to the applicable policies of the Committee, there shall be deducted from each distribution under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution. With respect to any distribution of Common Stock, the Company shall have the right to sell without notice, such number of shares of Common Stock distributable to the Grantee entitled to such distribution as will provide funds for payment of any tax so required to be paid by the Company for his account, unless, prior to such sale, he shall have paid to the Company the amount of such tax. Any balance of the proceeds of such sale shall be paid to the Grantee. In effecting any such sale, the Company shall be deemed to be acting on behalf, and for the account, of such person.

10.  EFFECT UPON OTHER PLANS

    The adoption of the Plan shall not affect any stock option or other compensation or incentive plans in effect for the Company, and the Plan shall not preclude the Board of Directors from establishing any other forms of incentive or compensation for Employees.

11.  AMENDMENT OF THE PLAN

    (a.) The Board of Directors may at any time and from time to time modify or amend the plan in any respect. Any modification or amendment of the Plan shall not, without the consent of a Grantee, affect his rights under an Award previously granted to him.

    (b.) The Plan and each Award under the Plan shall be subject to all applicable laws, rules, regulations and governmental and shareholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

12.  EFFECTIVE DATE AND DURATION OF THE PLAN

    The right to grant Awards under the Plan shall become effective after approval by the Company's shareholders at the 1999 Annual Meeting of Shareholders, and shall terminate automatically at the close of business on June 1, 2009, or upon the granting of Awards equaling the maximum number of shares set forth hereunder, whichever shall first occur, and, thereafter, the function of the Committee will be limited to the administration of Awards previously granted, subject to additional shares of Common Stock becoming available for Award by reason of forfeitures or terminations of earlier Awards prior to June 1, 2009. In addition, the Board of Directors shall have the right to suspend or terminate the Plan at any time provided that no such action shall, without the consent of the Grantee, adversely affect any rights or obligations under Awards previously granted.

13.  SEVERABILITY

    If any provision of the Plan, or any term or condition of any Award or Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid, such provision, term, condition or application shall to that extent be void for (or, in the discretion of the Committee, such provision, term or condition may be amended to avoid such invalidity), and shall not affect other provisions, terms, or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

14.  NOTICE

    Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

                                    ********

May 17, 1999